Exhibit 99.1

Treasure Global Signs Collaboration Agreement with VCI Global to Develop AI-Powered Travel Platform

NEW YORK & KUALA LUMPUR, MALAYSIA, July 19, 2023 - Treasure Global Inc (NASDAQ: TGL) (“TGL”, “Treasure Global,” or the “Company”), an innovative technology solutions provider, today announced that the Company has signed a collaboration agreement with VCI Global Limited (NASDAQ: VCIG) (“VCI Global”), a multi-disciplinary consulting group focused on business and technology, for the development of an artificial intelligence (“AI”)-powered travel platform as a new offering for travellers in Malaysia.

VCI Global has selected TGL to develop the AI-powered platform to function as a high-tech portable concierge App, utilizing the latest advanced technologies to provide relevant travel recommendations in real time. By leveraging advanced AI-powered solutions, the app will aim to revolutionize the travel experience, assisting users in planning travel and related activities, such as suggesting places to explore, dining during their travels in Malaysia and to improve on seamless bookings for flights, hotels and car rentals. The platform is designed to break down language barriers as well, with advanced translation functions.

As part of the agreement, VCI Global will pay a service fee to TGL worth USD$1 million. TGL will develop, design and produce the integrated software platform and provide ongoing maintenance for the AI-powered travel app, which is targeted to launch next year. TGL and VCI Global will share ownership and profits generated from this collaboration on a 50:50 basis.

“We believe that global tourism has returned to its pre-pandemic levels, and we are well-placed to capitalize on the post-pandemic ‘revenge travel’ phenomenon through our collaboration with VCI Global. Our partnership to develop this app will leverage our combined resources and expertise, namely VCI’s technology experience with TGL’s software development skills, extensive user base and connections with merchants and underscores VCI’s trust in TGL’s capabilities. The Malaysian digital economy is projected to grow to USD$34 billion by 2025, of which USD$8 billion1 is expected to be related to online travel-related activities. Our AI-powered travel platform will be a catalyst for growth, unlocking tremendous opportunities in the online travel sector. TGL’s unwavering focus on cutting-edge technologies and strategic partnerships solidifies its position as a trailblazer in the travel industry, strongly positioned to meet the evolving needs of modern travellers,” said Sam Teo, Chief Executive Officer of Treasure Global.

“As in our previous collaborations, I am humbled that once again we are able to play our part by offering our expertise in enhancing the landscape of the travel industry as global tourism migrates itself to high-tech platforms to maximise travellers’ experience. I am very confident that this AI-powered travel platform will act as a growth catalyst for Malaysia’s tourism industry. As these (tourist) arrivals numbers are still below the pre-Covid level, we strongly believe that visitors to Malaysia will increase exponentially in the near future, especially as travel is made easier,” said Dato’ Victor Hoo, Group Executive Chairman and Chief Executive Officer of VCI Global.

About VCI Global Limited

VCI Global is a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. The Company provides business and boardroom strategy services, investor relation services, and technology consultancy services. Its clients range from small-medium enterprises and government-linked agencies to publicly traded companies across a broad array of industries. VCI Global operates solely in Malaysia, with clients predominantly from Malaysia, but also serves some clients from China, Singapore, and the US.

For more information on the Company, please log on to https://v-capital.co/.

[1]	Google, Temasek and Bain & Company, e-Conomy SEA Report.

About Treasure Global Inc

Treasure Global is a Malaysian solutions provider developing innovative technology platforms. Treasure Global has developed two technology solutions: the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards; and TAZTE, a digital F&B management system providing merchants with a one-stop management and automated solution to digitalize their businesses. Treasure Global also acts as a master franchiser in SEA for popular restaurant chains, while providing them with the TAZTE solution. As of March 31, 2023, ZCITY had over 2,400,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact
Phil Carlson
KCSA Strategic Communications
ir_us@treasuregroup.co

Malaysian Investor Contacts
ir_my@treasuregroup.co

Media Contact
Sue Chuah, Chief Marketing Officer
Treasure Global Inc
mediacontact@treasuregroup.co